                                                                                                     For more information, contact:

                                                                                                                  Katharine Raymond
                                                                                                     Investor Relations Coordinator
                                                                                                                 Acxiom Corporation
                                                                                                                     (501) 342-1321
                                                                                                                              EACXM

                                               Acxiom Announces First-Quarter Shortfall

LITTLE ROCK, Ark. - July 12, 2005 - Acxiom Corporation (Nasdaq: ACXM) today reported that its revenue and earnings will fall short of expectations for the first quarter of fiscal 2006 ended June 30, 2005. The Company expects revenue of approximately $310 million and diluted earnings per share of approximately $.06.  Acxiom will hold a conference call at 8:00 a.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at
www.acxiom.com.

Acxiom reported that it is in the process of implementing a significant expense-reduction program in the United States and Europe that will include the elimination of jobs as well as cuts in many other areas. Those broad-based reductions include the sale or closing of some operations and reducing costs related to several non-revenue generating areas of the business. Some of these expense reduction initiatives have already been completed. The job eliminations are expected to reduce total payroll costs by about 4 percent or approximately $16 million annually.

"In the U.S., our first-quarter revenues grew 13 percent year over year - 8 percent adjusting for acquisitions - but our European business experienced revenue erosion that led to a reduction of approximately $4 million in profit compared to the first quarter a year ago," Company Leader Charles D. Morgan said. "We have assessed every area of our business, in the U.S. and Europe, and have begun implementing actions to bring our operating margins in line with our Financial Road Map."

"All together, we expect that our expense reduction plan will reduce total expenses by approximately $14 million to $16 million a quarter when the effects are fully realized by the fourth quarter of the fiscal year."

Morgan said the estimate for fiscal 2006 international revenue was being reduced to a range of $170 million to $190 million, which represents a 10 to 20 percent reduction from fiscal 2005 numbers. Adjusted for the divestiture of the German letter shop operations, the new range represents a 5 to 15 percent reduction. The Company is maintaining its long-term expectation for international revenue growth of 5 to 8 percent.

The Company expects to take a restructuring charge of approximately $20 million in the second quarter of fiscal 2006, ending Sept.
30, 2005, in connection with these expense reduction actions.  With the exception of adjustments to the international revenue expectations and excluding the restructuring charges, the Company also announced that it is not revising its fiscal 2006 Financial
Road Map estimates.

"Despite the shortfall in what is seasonally our weakest quarter, we remain confident that we have the right combination of people, products, services and technology to meet our clients' needs and deliver financial results in line with our Financial Road Map,"
Morgan said.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and
Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that with the exception of a reduction in the projected International revenue and the impact of restructuring charges the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map published on May 11, 2005 will be within the estimated ranges;
that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges,  expense reductions and job eliminations will be within the estimated ranges; that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections.  The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates;
the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected;
the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources;
the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;  the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII)
grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued
stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States
Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

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